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                                                                   EXHIBIT 10.5


                        SERVICES AND INDEMNITY AGREEMENT

This Services and Indemnity Agreement, (hereinafter referred to as the "Agreement") is made and entered into by and between Western Surety Company a South Dakota domiciled property and casualty insurer with principal offices located in Sioux Falls, South Dakota (hereinafter referred to as the "REINSURER") and Continental Casualty Company, an Illinois domiciled property and casualty insurer with principal offices located at CNA Plaza, Chicago, Illinois and its affiliates (hereinafter referred to as the "COMPANY"), effective October 1, 2002, for the benefit of the REINSURER and the COMPANY.

WHEREAS, the COMPANY and the REINSURER have entered into a Surety Quota Share Treaty, (hereinafter referred to as the "Reinsurance Agreement") effective October 1, 2002 for certain Surety Bonds issued by the COMPANY in the United States on behalf of various principals of REINSURER and reinsured 100% by the REINSURER (as defined in the Reinsurance Agreement, and hereinafter referred to as the "Bonds"), pursuant to the terms of such Reinsurance Agreement; and

WHEREAS, the COMPANY and the REINSURER also have entered into a Surety Excess of Loss Reinsurance Contract (hereinafter referred to as "Excess of Loss Reinsurance Agreement"); and

WHEREAS, the REINSURER possesses the staff and expertise to administer the policies and the REINSURER agrees to assume certain duties and responsibilities to administer such Bonds; and

WHEREAS, the COMPANY'S offer to write such business is based on the REINSURER'S acceptance of such duties and responsibilities as described herein;

NOW, THEREFORE, the parties in consideration of the mutual agreements, covenants, and provisions herein contained, agree as follows:

                                     I. TERM

This Agreement shall take effect with the Reinsurance Agreement and have the same term as provided in the Reinsurance Agreement, except as specified in Sections 4.5 and 4.7 of Article IV and Section 9.6 of Article IX of this Agreement. If this Agreement is terminated or expires for any reason, the Reinsurance Agreement shall simultaneously terminate or expire.


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                                II. APPOINTMENTS

Section 2.1: The REINSURER shall serve as the COMPANY'S underwriting agent for the Bonds and shall adjust any claims made under the Bonds.

Section 2.2: In consideration for these appointments, the REINSURER and the COMPANY agree to exercise all authority and perform all duties required by this Agreement.

                 III. UNDERWRITING AUTHORITY AND RELATED DUTIES

Section 3.1: The REINSURER is authorized and agrees to underwrite, price, issue, and cancel or nonrenew the Bonds, subject to limitations provided herein. The REINSURER warrants that it shall underwrite, price, issue, and cancel or nonrenew the Bonds in a timely and professional manner through qualified persons, fully familiar with generally accepted standards in the United States or according to the COMPANY'S formal written guidelines as may be provided from time to time to the REINSURER.

Section 3.2: Nothing stated anywhere in this Agreement shall impair the REINSURER'S right to cancel or nonrenew any Bond, providing such action is in full compliance with applicable law and the COMPANY receives advance notice of the REINSURER'S intent. The COMPANY has the right to cancel or nonrenew any Bond upon the prior approval of the REINSURER unless this Agreement expires or is terminated, whereupon the COMPANY may do so without prior approval but shall provide ten (10) days prior written notice to the REINSURER.

Section 3.3: The COMPANY agrees that it will, upon written request from the REINSURER, promptly appoint such persons as agents of the COMPANY or grant such persons a power of attorney as requested by the REINSURER. The COMPANY also agrees that it will, upon written request from the REINSURER promptly file with appropriate regulatory authorities such forms and rates as requested by the REINSURER. The REINSURER's staff will perform the administrative functions necessary for the COMPANY to make such appointment, grant such powers and to make such filings.

                    IV. CLAIMS AUTHORITY AND RELATED DUTIES

Section 4.1: The COMPANY hereby agrees and authorizes the REINSURER to adjust and pay all claims arising under the Bonds issued under this Agreement, except as provided in Section 4.5 of Article IV herein. The REINSURER warrants that any claims arising under the Bonds will be handled in a timely and professional manner by qualified persons, fully familiar with generally accepted claims handling standards in the United States or according to the COMPANY's





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formal written guidelines as may be provided from time to time to the REINSURER.
The REINSURER is authorized and agrees to investigate, monitor, and handle any claims under any of the Bonds issued under this Agreement and reinsured pursuant to the REINSURANCE AGREEMENT on the COMPANY's behalf or retain any independent claims consultant or adjuster as may be required.

Section 4.2: THE COMPANY and the REINSURER shall provide the other with prompt notification of any losses or claims, or any information that makes a loss or claim reasonably likely under the Bonds and as provided elsewhere in this Agreement.

Section 4.3: In recognition of statutory, regulatory and legal duties to handle claims in a prompt and fair manner, the COMPANY and the REINSURER agree to exercise their best efforts and cooperate fully with the other to handle claims in said manner and in full compliance with all such requirements.

Section 4.4: Within 20 days after the end of each calendar month while this Agreement is in effect the REINSURER shall promptly report to the COMPANY on all open and closed claims handled by it during such month in the reporting format as mutually agreed to between the COMPANY and the REINSURER. Such reports shall include information on all claims and allocated claims expenses reserved, paid and outstanding. The REINSURER shall send the COMPANY a copy of any claim file upon request by the COMPANY. All claim files will be the joint property of the COMPANY and the REINSURER during the period this Agreement is in effect.

Section 4.5: Upon termination of this Agreement, or in the event of an order of liquidation of the COMPANY during the period this Agreement is in effect, such files shall become the sole property of the COMPANY or its estate. The REINSURER shall have reasonable access to, and the right to copy, any such claim files in the COMPANY'S possession on a timely basis, if requested.

Section 4.6: The REINSURER shall pursue salvage or subrogation on behalf of the COMPANY in all appropriate cases, on any claims arising under the Bonds.

Section 4.7: In the event this Agreement is terminated and unless otherwise mutually agreed to between the COMPANY and the REINSURER or the REINSURER otherwise notifies the COMPANY in writing, the REINSURER shall have the right to settle and handle all subsequent claims and losses until such time as all Bonds issued, underwritten or serviced by REINSURER pursuant to this Agreement have expired and the Reinsurance Agreement has expired, and all known claims thereunder have been paid or settled, have runoff or otherwise have been disposed of in the judgment of the COMPANY, and all incurred but not reported loss reserves as respects the business covered by the Reinsurance Agreement have been reduced to zero, and any amounts owed to the COMPANY




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by others or under the Reinsurance Agreement in regard to any claims have been collected by the COMPANY. Reinsurance indemnity for any claim or loss discussed herein shall be provided in accordance with the terms and conditions of the Reinsurance Agreement.

Section 4.8: All claims and/or losses handled by the REINSURER pursuant to
Section 4.7 herein shall be reported to the COMPANY by the REINSURER within forty-five (45) days after the end of each calendar quarter in such reporting format as requested by the COMPANY.


                   V. ACCOUNTING AUTHORITY AND RELATED DUTIES

The parties agree that the REINSURER shall bill its customers directly for the Bonds and collect all premiums due and owing for such Bonds.


                  VI. REGULATORY COMPLIANCE AND RELATED DUTIES

Section 6.1: The COMPANY and the REINSURER agree to use their best efforts to achieve full compliance with all applicable statutory, regulatory and legal requirements.

Section 6.2: THE COMPANY and the REINSURER agree to provide the other, promptly upon request, with all information and support required for any regulatory compliance obligation and for any reports, statements or other filings required by regulatory authorities.

Section 6.3: The REINSURER agrees to monitor all legal, statutory and regulatory developments affecting the Bonds hereunder and promptly report same to the COMPANY. Should any such changes affect the Bonds hereunder, the parties agree to ensure full compliance with such changes. The COMPANY agrees to prepare any documentation necessary to assure such compliance. In the event that the COMPANY becomes aware of any such development, it shall report it promptly to the REINSURER.

Section 6.4: In the event that any State, by statute, regulation or otherwise, prohibits or restricts the REINSURER'S authority hereunder, the parties agree that this Agreement and the underlying Reinsurance Agreement are terminated in accordance with the provisions of same.


                          VII. FACULTATIVE REINSURANCE

When requested by REINSURER the COMPANY shall provide facultative reinsurance to the REINSURER.




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                               VIII. COMPENSATION

The parties agree that as compensation for the performance of the mutual duties specified hereunder, COMPANY shall pay the REINSURER $50,000 per calendar quarter during the term of this Agreement.


                               IX. INDEMNIFICATION

Section 9.1 In addition to the obligations of the REINSURER pursuant to the terms of the Reinsurance Agreement, the REINSURER shall indemnify the COMPANY as follows in Sections 9.2 and 9.3. However, Sections 9.2 and 9.3 shall not apply to any liability, claim, suit, demand, damages (including punitive and exemplary damages), judgment, cost, interest and expense (including but not limited to attorneys' fees and disbursements) or regulatory fines or administrative penalties caused by the action of or the failure to take action by any employee of the COMPANY. Nor shall Sections 9.2 and 9.3 prevent the application of any available reinsurance proceeds.

Section 9.2: The REINSURER shall indemnify, defend and hold harmless the COMPANY, its agents, employees, subsidiaries and affiliates from and against all liability, claims, suits, demands, damages (including punitive and exemplary damages), judgments, costs, interest and expense (including but not limited to attorneys' fees and disbursements) or regulatory fines or administrative penalties arising out of, or in connection with, any Bond issued under this Agreement and reinsured under the Reinsurance Agreement, including but not limited to underwriting activities, policy issuance, claim handling and the resolution of coverage issues; provided, however, that not withstanding any other provisions of the Agreement, such indemnification by the REINSURER shall not extend to any matter subject to the obligations of the COMPANY or its affiliates under the Reinsurance Agreement or the Excess of Loss Reinsurance Agreement.

Section 9.3: The REINSURER agrees to indemnify, defend and hold the COMPANY harmless and make full and prompt reimbursement for any regulatory fines or administrative penalties levied against the COMPANY relating to the REINSURER'S failure to fulfill any policy, rate, claim payment or other filing or obligations required by or to regulatory authorities. The COMPANY shall use its best efforts to advise the REINSURER as soon as possible of any such fine or penalty, or any information indicating that a fine or penalty may be levied.

Section 9.4: Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made.





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Section 9.5: The COMPANY agrees to save, indemnify, and hold REINSURER harmless against any and all loss, liability or damage resulting from any misrepresentation or breach of warranty by the COMPANY under the terms of this Agreement.

Section 9.6: The indemnities provided in Sections 9.1, 9.2, 9.4 and 9.5 herein shall survive any termination of this Agreement.

                  X. REPRESENTATION AND WARRANTIES OF COMPANTY

Section 10.1: The COMPANY hereby represents and warrants to the REINSURER that all SURETY BUSINESS (as that term is defined in the Reinsurance. Agreement) written, renewed or assumed by the COMPANY, or by any company that is an affiliate of the COMPANY on or after October 1, 2002, will be coded as PR 66 (as that term is defined in the COMPANY's records), and covenants that if it is discovered that any Surety Business written or assumed by the COMPANY or by any company that is an affiliate of the COMPANY on or after the October 1, 2002, has not been coded as PR 66, then that Surety Business will be ceded under the terms of the Reinsurance Agreement as if that Surety Business has been coded as PR 66.

Section 10.2: The COMPANY hereby represents and warrants that it or its affiliates will act as a cosurety or write Surety Business as requested by the REINSURER on the same terms and conditions, using the same filed forms and rates as the Company and its affiliates used to write Surety Business prior to October 1, 2002.

Section 10.3: The COMPANY hereby represents and warrants that the convention for determining when losses are incurred as set forth in Article 5 (C) of the Reinsurance Agreement is the convention that the COMPANY consistently has used prior to October 1, 2002 in the preparation of its Statutory Consolidated Annual Statements.

                                 XI. ARBITRATION

In the event of an irreconcilable dispute between the parties to this Agreement, such dispute shall be submitted for decision to the process of arbitration in the manner and pursuant to the procedure set forth in the ARBITRATION Article of the Reinsurance Agreement.

                                XII. MODIFICATION

There will be no modification of or change in the terms of this Agreement, the Reinsurance Agreement or the Excess of Loss Reinsurance Agreement without the written approval of the COMPANY and the audit committee of CNA Surety Corporation.




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                       XIII. BINDING EFFECT OF AGREEMENT

This Agreement will be binding upon and inure to the benefit of the parties, their successors and assigns.

                                XIV. TERMINATION

Section 14.1: This Agreement and the REINSURER'S obligations, except as specified in Article I, Sections 4.5 and 4.7 of Article IV, and Section 9.6 of
Article IX hereunder, shall terminate automatically and without notice upon the occurrence of any one or more of the following events: (a) termination of the Reinsurance Agreement; or (b) termination or modification of REINSURER'S participation in the Reinsurance Agreement.

Section 14.2: Any termination of REINSURER'S obligations hereunder shall be subject always to REINSURER'S duty to satisfy, fulfill, fully perform and discharge all obligations which may accrue through, but not beyond, the effective date and time of such termination.

Section 14.3: This Agreement, except as specified in Article I, Sections 4.6 and
4.7 of Article IV, and Section 9.6 of Article IX, may be terminated at any time by mutual written agreement.

                                XV. CONTRIBUTION

The REINSURER, upon any payment hereunder, shall fully share in the subrogation, contribution and salvage rights of the COMPANY, as applicable, to the extent of REINSURER'S payment to the COMPANY.

                      XVI. RESOLUTION OF CONFLICTING TERMS

In the event of any conflict or inconsistency between this Agreement and the Reinsurance Agreement, this Agreement shall prevail and be controlling. Notwithstanding anything to the contrary contained in Article XIII herein, any irreconcilable dispute between parties to this Agreement shall be resolved by arbitration, in the manner and pursuant to the procedure set forth in the Reinsurance Agreement, as more fully set forth in Article XI of this Agreement.


                               XVII. SEVERABILITY

In the event any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such validity or enforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.




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                          XVIII. HONORABLE UNDERTAKING

The purposes of this Agreement are not to be defeated by narrow or technical legal interpretations of its provisions. The Agreement shall be construed as an honorable undertaking and should be interpreted for the purposes of giving effect to the real intentions of the parties hereto.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.


CONTINENTAL CASUALTY COMPANY

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WESTERN SURETY COMPANY

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